Exhibit 10.1

ACQUISITION AGREEMENT

30 DC, INC.

AND

NETBLOO MEDIA, LTD

This AGREEMENT, dated as of June 15, 2015 (the "Agreement"), by and among 30DC, Inc.(“DC”), a Maryland Corporation, including its subsidiary 30, DC, Inc., a Delaware Corporation, and Netbloo Media, LTD, (“NBM”) an Hong Kong Corp., hereafter referred to as ("NBM"), and is a party to this Agreement.

WHEREAS, DC , and NBM desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also to prescribe various conditions to the Acquisition; and

WHEREAS, the Board of Directors of DC and manager of NBM have approved the Acquisition of certain assets of DC by NBM described on Exhibit A, as being in the best interests of each party for the consideration as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

ARTICLE I: THE CONSIDERATION

SECTION 1.01. Consideration/Acquisition; Effective Time

The Acquisition shall become complete (“Closing”) upon the delivery of the transaction documents sufficient to convey assets described on Exhibit A from DC to NBM, duly executed upon the exchange of the following consideration:

A total of 6,743,681 shares of restricted common stock of DC shall be conveyed by NBM to DC, free and clear of all liens and encumbrances whatsoever.

The parties agree that the effective date (“Effective Date”) of the transaction herein shall be May 15, 2015 which was the date of agreed terms and all economic benefits and obligations shall be calculated starting on that date.

SECTION 1.02. Effects of the Acquisition

At Closing by virtue of the Acquisition, NBM, shall acquire the assets of IM Training listed on Exhibit A, from DC in exchange for 6,743,681 shares of common stock in DC. Assets to be acquired will include all assets, tangible or intangible, including content library, required or used to operate IM Training. Intangible property shall include, but not be limited to, web sites and domain names, blogs, social media such as Facebook, LinkedIn and Twitter, files and source code, software, trademarks, trade names, brand names, goodwill, customer lists, e-mail and any other contact lists, operating manuals, technology plans, applications, contracts, warranties, leases, rights, arrangements and other assets. NBM shall have full use of existing content as part of the IM Training library. DC will receive proceeds from IM Training through the Effective Date net of refunds applicable to any such sales. For any subscription products included in IM Training, proceeds received by DC through the Effective Date shall be property of DC and NBM shall assume deliverability of services subsequent to that date. Any collections by DC subsequent to the Effective Date for IM Training will be remitted to the NBM. NBM will be liable for operating expenses of IM Training subsequent to the Effective Date including but not limited to development costs, support, cloud-based storage fees and telephone expenses. Any expenses paid by DC prior to Effective Date shall not be reimbursable even if they benefit beyond the Effective Date.

ARTICLE II: THE CLOSING

SECTION 2.01 Closing.

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the Closing of the Acquisition shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VI are satisfied or, to the extent permitted there under, waived, at the offices of DC or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date").

ARTICLE III REPRESENTATIONS AND WARRANTIES OF DC

Except as set forth in the applicable section of the disclosure schedule delivered by DC prior to the execution of this Agreement (the "DC Disclosure Schedule"), DC represents and warrants as follows

SECTION 3.01 Organization of DC; Authority.

DC is an Entity duly organized, validly existing and in good standing under the laws of the State of Maryland. DC has all requisite corporate power and corporate authority to enter into the transaction documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of its board of director's approval, the execution, delivery and performance by DC of the transaction documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of DC, including, without limitation, the approval of the board of directors of DC.

SECTION 3.02 No Violation; Consents and Approvals.

The execution and delivery by DC of the transaction documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of DC (b) any Law applicable to DC or the property or assets of DC, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of DC under any contract to which DC is a party or by which DC or any assets of DC may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults which are set forth in Section 3.04 of the DC Disclosure Schedule and as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a material adverse effect on DC. No Governmental Approval is required to be obtained or made by or with respect to WVR in connection with the execution and delivery of this Agreement or the consummation by DC of the transactions contemplated hereby.

SECTION 3.03 Litigation; Compliance with Laws.

(a)
There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of DC, threatened against, relating to or affecting DC, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of DC in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator outstanding against DC, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of DC in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.
(b)
DC has complied and is in compliance in all material respects with all laws applicable to DC, its business or its assets. Neither DC has received notice from any Governmental Entity or other Person of any material violation of law applicable to DC, its business or assets. DC has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to DC, its business or their assets. No violations are or have been recorded in respect of any such license and no proceeding is pending, or, to the knowledge of DC, threatened to revoke or limit any such license.

SECTION 3.04 Liens and Encumbrances upon Assets being Conveyed.

Except as set forth in the applicable section of the disclosure schedule delivered to NBM prior to the execution of this Agreement (the "Disclosure Schedule"), DC represents and warrants to NBM as follows:

DC represents there are no outstanding: (i) options, or other rights to purchase the Assets described on Exhibit A; or (ii) contracts, commitments, agreements, understandings or arrangements of any kind relating to any equity ownership of the Assets described on Exhibit A. There is no outstanding right, lien, security agreement, option or other agreement of any kind to purchase or otherwise to receive from DC, or any interest holder of DC, any ownership or Pledge of the Assets described on Exhibit A.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF NBM

SECTION 4.01 Organization of Netbloo Media, LTD; Authority.

NBM is a Corp. duly organized, validly existing and in good standing under the laws of the Hong Kong NBM is duly qualified or licensed to do business as a Foreign Entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a material adverse effect. NBM has heretofore delivered or made available complete and correct copies of the certificate of incorporation and Bylaws of NBM, the minute books, and membership interest records of NBM as in effect as of the date of this Agreement.

SECTION 4.02 Representations and Warranties

Except as set forth in the applicable section of the disclosure schedule delivered to DC prior to the execution of this Agreement (the "Disclosure Schedule"), NBM represents and warrants to DC as follows:

NBM represents there are no outstanding: (i) options, or other rights to purchase the shares of DC being exchanged to DC; or (ii) contracts, commitments, agreements, understandings or arrangements of any kind relating to any equity ownership of the shares of 30DC. There is no outstanding right, lien, security agreement, option or other agreement of any kind to purchase or otherwise to receive from NBM, or any interest holder of NBM, any ownership or Pledge of the shares of 30DC and there is no claim in Bankruptcy affecting the 30DC shares.

SECTION 4.03 No Violation; Consents and Approvals.

The execution and delivery of the transaction documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) any laws applicable or the property or assets of NBM, or (b) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of NBM under any contracts to which NBM is a party or by which NBM or any of its assets may be bound. No Governmental Approval is required to be obtained or made by or with respect to NBM in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have a material adverse effect on NBM.

SECTION 4.04 Litigation; Compliance with Laws.

(a)
There are: (i) no claims, actions, suits, investigations or proceedings pending or threatened against, relating to or affecting NBM, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of NBM in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against NBM, its business, its assets, or any employee, officer, director, interest holder , or independent contractor of NBM in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.
(b)
NBM shall have complied and are in compliance in all material respects with all laws applicable to NBM, its business or its assets. Parties have not received notice from any

Governmental Entity or other Person of any material violation of law applicable to NBM, its business or its assets. NBM has obtained and holds all required licenses (all of which are in full force and effect) from all Government Entities applicable to it, its business or its assets. No violations are or have been recorded in respect of any such license and no proceeding is pending, or threatened to revoke or limit any such License.

ARTICLE V: AGREEMENTS

SECTION 5.01 Access to Information.

NBM agrees to provide DC with access to the invoices issued by NBM to DC for services rendered over the past years if not already provided

SECTION 5.02 Legal Conditions to Acquisition; Reasonable Efforts.

Not necessary for the purchaser NBM.and to this transaction

SECTION 5.03 Tax Matters.

No representation is made that this is a non-taxable transaction.

ARTICLE VI: CONDITIONS OF THE ACQUISITION

SECTION 6.01 Conditions to Each Party's Obligation to Effect the Acquisition.

The respective obligations of each party to effect the Acquisition and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by applicable law:

(a) No Injunctions or Restraints. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Acquisition or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 6.02 Additional Conditions of Obligations of DC.

The obligations of DC to effect the Acquisition and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by DC:

(a)
Representations and Warranties. The representations and warranties of NBM set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b)
Performance of Obligations of NBM. NBM shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c)
Third Party Consents. NBM shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from a majority of its shareholders third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by NBM of this Agreement and the consummation of the transactions contemplated hereby.
(d)
No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(e) Deliveries.

At the Closing, NBM shall have delivered to DC:

A certificate for 13,487,363 shares of restricted common stock of DC duly endorsed with signature guaranteed stock powers, free and clear of liens and encumbrances, of any type. DC will issue a new certificate for 6,743,682 shares of restricted common stock of DC, the difference of 6,743,681 shares is the consideration for the transactions herein.

SECTION 6.03 Additional Conditions of Obligations of NBM.

The obligation to effect the Acquisition and the other transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by NBM.

(a)
Representations and Warranties. The representations and warranties of DC set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.
(b)
Performance of Obligations of DC. DC shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by them under this Agreement at or prior to the Closing Date.
(c)
No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other transaction documents, and no suit, action or other proceeding by any Governmental

Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

ARTICLE VII: ADDITIONAL AGREEMENTS

Revised Contractor Agreement: Existing contractor agreement between the parties is terminated. NBM specific contract terms detailed in the revised contractor agreement.

Technology Management: Appropriate acceptable technology IP management and security practices will be adopted for DC owned IP, development team management and related matters. For the sake of clarity but not limited to, DC will be provided with complete authorized access to all technical and marketing information relating to the technologies it owns.

ARTICLE VIII: NON-SOLICITATION, NON-INTERFERENCE, NONDISPARAGEMENT

Both parties are subject to a reciprocal two-years non-interference provision covering existing customers, employees, suppliers and technology of the IM Training and DC Businesses. For NBM, restrictions this includes prohibition on copying the magcast platform and app, the new blogger app platform and app, or creating a directly competing product, working, for or with, or aiding in any way, a competitor to such products.

NBM is free to engage in any other business activity, developing any other application, platform, website, product or training.

ARTICLE IX: CONFIDENTIALITY

Both parties have been in a position to learn confidential information, including but not limited to, i) any marketing strategies, plans, financial information, or projections, operations, sales estimates, business plans and performance results relating to the past, present or future business activities of such party, its affiliates, subsidiaries and affiliated companies; (ii) plans for products or services, and customer or supplier lists; (iii) any scientific or technical information, invention, design, process, procedure, formula, improvement, technology or method; (iv) any concepts, reports, data, know-how, works-in-progress, designs, development tools, specifications, computer software, source code, object code, flow charts, databases, inventions, information and trade secrets; and (v) any other information that should reasonably be recognized as confidential information (“Confidential Information”) about the other party’s business. Confidential Information does not include information that is or becomes publicly available through no fault of or failure to act by the party in breach of this Agreement or is required to be disclosed in a judicial or administrative proceeding, or is otherwise requested or required to be disclosed by law or regulation.

Both parties acknowledge that the Confidential Information is of a unique and valuable character and the unauthorized dissemination of the Confidential Information would destroy or diminish the value of such information. The damages would be impossible to calculate, preventing the dissemination of any Confidential Information in violation of the terms hereof. Such injunctive relief shall be in addition to any other remedies available, whether at law or in equity. In the event of litigation or other legal action, including injunctive relief, the prevailing party shall be entitled to recover reasonable attorney’s fees and expenses.

ARTICLE X: DC OTHER REQUIREMENTS

DC will provide the NBM all business records of IM Training including customer and subscription records.

DC to provide NBM with access to code for all technology utilized for IM Training which it does not already have.

DC to provide list of all past and current IM Training customers which NBM does not already have.

DC will provide list of all infusionsoft contacts to NBM

ARTICLE XI: NBM OTHER REQUIREMENTS

During the period not exceeding 6 months from the Effective Date, NBM will:

a) provide reasonable assistance to DC in determining cost allocations and other relevant information required for DC to prepare pro forma financial statements of past results computed as if the transaction occurred prior to the period(s) for which the pro forma financial statements are being prepared;

b) provide reasonable assistance to Marillion Partnership in running a beta test for 30DC's Blogger Product to prepare for the product launch;

c) use its best efforts to launch, run and manage two promotions aimed at generating revenue in the order of $600,000, the proceeds of which, net of all expenses including but not limited to affiliate commissions, will be paid to DC. These promotions being:

i. a MagCast promotion aimed at generating revenue in the order of $100,000; and

ii. a Blogger Product launch following completion of the Blogger Product beta test revenue in the order of $500,000.

d) provide reasonable assistance as is proper and advisable in the transfer of IM Training and closing of the Marillion Sale;

e) provide reasonable assistance to DC as is practical under the circumstances, in establishing a support function for existing business; and

f) provide reasonable assistance to DC as is practical under the circumstances, in establishing a development team for existing business.

ARTICLE XII: TRANSITION ITEMS

Parties will work with each other to achieve a smooth transition with the goal of limiting any subscription losses and limiting negative impact on DC from changes due to transaction herein and simultaneous Marillion Sale.

During the period not exceeding 6 months from the Effective Date, the Parties will develop an agreed plan for technology management, and subject to DC providing necessary resources including contractor hours for the documentation process, NBM will provide reasonable assistance to DC as is practical under the circumstances to put in place procedures consistent with standard operating procedures at technology companies including documenting development activities and regular periodic reporting to the CEO and DC Board of Directors ("Board") on the status of current and planned development activities.

ARTICLE XIII TERMINATION

SECTION 13.01 Termination.

This Agreement may be terminated at any time prior to Closing, as set forth below:

(a)
by mutual consent; or
(b)
by DC upon written notice to NBM, if: any condition to the obligation of DC to close contained in Article VI hereof has not been satisfied by 60 days after date hereof (the "End Date") (unless such failure is the result of DC' breach of any of its representations, warranties, covenants or agreements contained herein) or
(c)
upon written notice to DC by NBM, if any condition to the obligation to close by NBM contained in Article VI hereof has not been satisfied by the End Date (unless such failure is the result of a breach of any of its representations, warranties, covenants or agreements contained herein);

ARTICLE XIV: SURVIVAL OF REPRESENTATIONS AND WARRANTIES

None of the representations and warranties of the parties set forth in this Agreement shall survive the Closing. Following the Closing Date with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation and warranty. None of the covenants, agreements and obligations of the parties hereto shall survive the Closing.

ARTICLE XV: MISCELLANEOUS

SECTION 15.01 Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

If to DC to: Theodore A. Greenberg, CFO, 30DC, Inc., 80 Broad Street, 5th Floor, New York, NY 10004, Tel: 212-962-4400, Fax: 212-962-4422, E-Mail: ted.greenberg@30dcinc.com

If to NBM to: Jonathan Lint, Netbloo Media Ltd, RMA./7F China Overseas Building, 139 Henessy Road, Wanchai, Hong Kong, E-Mail: john@netbloomedia.com

SECTION 10.02 Amendment; Waiver.

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 10.03 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 15.04 Governing Law.

This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without regard to principles of conflict of laws.

SECTION 15.05 Waiver of Jury Trial.

Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 15.06 Consent to Jurisdiction.

Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any Federal court sitting in New York for purposes of any suit, action or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of New York and on the individuals designated in Section 10.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 15.07 Counterparts; Effectiveness.

Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 15.08 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.

Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Acquisition until consummation thereof.

SECTION 15.09 Headings.

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 15.10 No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 15.11 Severability.

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

IN WITNESS WHEREOF, the parties hereto have caused this Acquisition Agreement to be duly executed as of the day and year first above written.

30DC, Inc.

30DC, Inc./Netbloo Media, Ltd/IM Training Acquisition Agreement

By: /s/

Its: Chairman/CEO Jul 21, 2015

NETBLOO MEDIA, LTD

By: /s/

Its: Director

EXHIBIT A

Businesses & Training Programs Included In Transaction

Market Pro Max

Ultimate Product System

Tribe Formula

Digital Traffic Secrets

 Sales Video Blueprint

Digital Success Bootcamp

Facebook Traffic Master Class

Facebook Traffic Ignition